UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2024

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2024, MKS Instruments, Inc. (the “Company”) and James A. Schreiner, Executive Vice President and Chief Operating Officer of the Company’s Materials Solutions Division, entered into an amendment (the “Amendment”) to Mr. Schreiner’s employment agreement with the Company, dated September 16, 2019, as amended on October 25, 2021. Pursuant to the Amendment, the Company and Mr. Schreiner agreed to extend his expatriate service in Berlin, Germany for a third year and in connection therewith, his expatriate service bonus in the amount of $500,000 due to be paid out on or shortly after August 17, 2024 was replaced with an expatriate service equity award with a grant date value of $850,000, in the form of time-based restricted stock units (the “Expatriate RSUs”). Subject to Mr. Schreiner’s continued expatriate service, 60% of the Expatriate RSUs will vest on August 17, 2024 and 40% of the Expatriate RSUs will vest on August 17, 2025. The Expatriate RSUs are expected to be granted on or about May 15, 2024 and will be subject to the terms and conditions of the Company’s 2022 Stock Incentive Plan and related restricted stock unit agreement.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following sets forth the results of voting by shareholders at the 2024 Annual Meeting of Shareholders of the Company held on May 7, 2024:

a) Election of three Class I Directors to serve for a three-year term and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Rajeev Batra	57,707,241	4,406,687
Gerald G. Colella	59,703,395	2,410,533
Elizabeth A. Mora	49,280,867	12,833,061

There were broker non-votes of 2,405,183 shares on this proposal.

b) Approval of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement for this meeting:

Votes For	Votes Against	Votes Abstained
57,810,465	4,262,593	40,870

There were broker non-votes of 2,405,183 shares on this proposal.

c) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained
62,942,476	1,554,019	22,616

There were no broker non-votes for this proposal.

d) A shareholder proposal regarding simple majority voting:

Votes For	Votes Against	Votes Abstained
51,772,218	10,284,207	57,503

There were broker non-votes of 2,405,183 shares for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Second Amendment to Employment Agreement, dated May 7, 2024, by and between MKS Instruments, Inc. and James A. Schreiner

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

	By:	/s/ Kathleen F. Burke
Date: May 8, 2024	Name:	Kathleen F. Burke
	Title:	Executive Vice President, General Counsel & Secretary